EXHIBIT 99.1

Major League Football (MLFB) $10,000,000 Equity Line Stock Purchase Agreement Executed

Lakewood Ranch, Florida / Accesswire / May 9, 2022 / Major League Football, Inc. (OTC Symbol MLFB ) is pleased to announce that it has entered into a binding Agreement with an institutional investor for an Equity Line Stock Purchase Agreement of up to $10,000,000 (Ten Million Dollars) of our Common Stock. The commencement of funding will occur when the Company’s S-1 Registration Statement shall have been declared and remain effective by and with the Securities and Exchange Commission (“SEC”).

Over the last few months, we have received a number of proposals from qualified, interested investors. Our Board of Directors and external advisors vetted all of them. We have entered into this Agreement, effective May 6, 2022. This commitment allows us to move forward with our plans for a 2022 Season. Over the next two weeks, we will be formally announcing our cities, the respective coaches assigned to each city, and the official schedule. “This is a milestone we have all worked very hard to achieve and we look forward to providing our shareholders, fans and the public with exciting football - now and in future years” said CEO Frank Murtha.